EXHIBIT 10.9

SECOND AMENDMENT TO
FIFTH AMENDMENT TO
STANDARD OFFICE LEASE

          THIS SECOND AMENDMENT is made and entered into this 11 day of September, 2006 221 BIJOU, LLC, a Colorado Limited Liability Company (hereafter “Lessor”) and AMERICAN TELECONFERENCING SERVICES, LTD., a Missouri corporation, d/b/a PREMIERE GLOBAL SERVICES (hereafter “Lessee”).

          WITNESSETH THE FOLLOWING RECITALS:

          WHEREAS, on February 9, 2006, the parties entered into a Fifth Amendment to Standard Office Lease wherein the Lease Term was extended from August 31, 2006 to August 31, 2010 and the Leased Premises was modified, effective September 1, 2006, to 115,082 rentable square feet (“RSF”); and

          WHEREAS, pursuant to mutual mistakes found in the rentable square feet (“RSF”) identified in said Fifth Amendment, on March 31, 2006, the parties entered into that certain Restated and Amended Fifth Amendment to Standard Office Lease; in which Agreement, the RSF of the premises was redefined to constitute 114,782 RSF, and

          WHEREAS, during the preparation of the Lessee’s plans and specifications to construct Lease Improvements pursuant to Article 7 of the Restated and Amendment Fifth Amendment to Standard Office Lease, Lessee determined it necessary to again modify the desired Lower Level Leased Premises in accordance with Amended Exhibit A-2, a copy of which is attached hereto and incorporated herein; which desired modification would result in the newly defined or Modified Leased Premises of 115,082 RSF (or a net increase of 300 RSF) effective as of September 1, 2006, and

          WHEREAS, on July 17, 2006, Lessee provided proper notice to Lessor that it exercised its right to “Give-Back” 20,077 USF and 21,081 RSF of Lessee’s Modified Leased Premises all as authorized in Article 4 of the Restated and Amended Fifth Amendment to Standard Office Lease; the exercise of which obligated Lessee to construct certain Lease Improvements defined in Article 7 of the Restated and Amended Fifth Amendment to Standard Office Lease; and which exercise will result in the adjustment to Lessee’s Base Rent and Operating Expense obligations effective upon the later of September 16, 2006 and the completion of the Lessee’s Lease Improvement obligations as set forth in Article 7 as aforesaid, and

          WHEREAS, Lessee has or will complete its Lease Improvement obligations prior to September 16, 2006, which will result in a Modified “Leased Premises” of 94,001 RSF effective as of September 16, 2006, and

          WHEREAS, the parties desire to further amend the Restated and Amended Fifth Amendment to Standard Office Lease to incorporate Lessee’s Modified Leased Premises and to reference Lessee’s exercise of its Give-Back Space which will become effective on September 16, 2006.

          NOW, THEREFORE, in consideration of the foregoing recitals and the prior mutual mistakes, the parties agree as follows:

SECOND RESTATED AND AMENDED FIFTH AMENDMENT
TO STANDARD OFFICE LEASE

          To correct the mutual mistakes set forth in the recitals herein, the parties agree that upon due execution, that certain Second Restated and Amended Fifth Amendment to Standard Office Lease, attached hereto and incorporated herein as Exhibit A, shall constitute the parties true Fifth Amendment to Standard Office Lease and said Agreement shall be substituted for and replace the Agreement based upon mutual mistakes of fact as above-referenced and dated March 13, 2006. From and after the execution thereof, the March 13, 2006 Restated and Amended Fifth Amendment to Standard Office Lease shall be of no further legal effect, save and except as provided in Exhibit A.

          IN WITNESS WHEREOF, the parties have executed the Second Amendment to Fifth Amendment to Standard Office Lease the dates below set forth.

LESSOR:		LESSEE:

221 Bijou LLC, a Colorado Limited		American Teleconferencing Services, Ltd.,
Liability Company		a Missouri corporation, d/b/a
Premiere Global Services
By: FIELDHILL PROPERTIES, LLC,
a Minnesota limited liability company,
Its: Chief Manager

By:	/s/ Lars Akerberg	By:	/s/ Michael Havener
	Lars Akerberg		Michael Havener
Its:	Chief Manager	Its:	CFO

Dated:	September , 2006	Dated:	September 11, 2006